For Immediate Release

Pricester Starts Global Move with Pricester Canada

Hollywood, FL [May 1, 2007] - Pricester.com, Inc. (PRCC: OTCBB), which operates an innovative Internet shopping portal and provides cost-effective website development services to the small business and entrepreneurial sector, has announced the opening of its first international office, headquartered in Richmond, British Columbia, Canada.

Since its inception, Pricester has helped thousands of small businesses obtain a marketplace on the internet that did not have a web presence before. The company is initiating the next phase of its business plan by moving to the international stage.

Pricester CEO Ed Dillon stated, "The Internet provides the best opportunity for small businesses, regardless of location, to reach new customers. Bringing our proven products and highly attractive pricing structure to foreign markets has long been a key point in our plans for growth.

Heading up Pricester's operation in Canada is Bud Li-Lam, Vice President Canadian Development. Mr. Li-Lam, who has worked extensively with Pricester in the refining of operations and product development, stated "In addition to Pricester's existing suite of products and services, we will also be test marketing other website products which may have a stronger appeal to the Canadian small business community".

Mr. Dillon added, "Pricester's initial expansion in North America was a logical first-step, with further expansion to continue in the Western hemisphere and then Europe. Our aim is to deliver our services to as many businesses as possible."

About Pricester.Com
Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services.
The Pricester.Com logo is available at
http://www.primezone.com/newsroom/prs/?pkgid=2804

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.

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CONTACT:   Pricester.com, Inc.
          Investor Relations
          Ed Dillon
          (954) 272-1200
          edillon@pricester.com


AGORACOM Investor Relations
prcc@agoracom.com
http://agoracom.com/ir/pricester
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